AMENDMENT NO. 1
                                     TO THE
                            PROPERTY OPTION AGREEMENT

         THIS AMENDMENT NO. 1 TO THE PROPETY OPTION AGREEMENT is made and entered into as of November 29, 2004 (this "Amendment") between Randy Polischuk (the "Optionor") and American Goldrush Corporation (the "Optionee").

                                                W I T N E S S E T H

         WHEREAS, the parties desire to amend the payment provisions of the Property Option Agreement dated as of February 18, 2004 (the "Property Option Agreement"; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Property Option Agreement) on the terms and provisions contained in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Option. Section 4 of the Property Option Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:


         "4.      OPTION

         The Optionor hereby grants to the Optionee the sole and exclusive right and option (the "Option") to earn a 100% interest in the Property exercisable as follows:

(a) The Optionee paying the sum of $10,000 CDN to the Optionor by way of cash of which $5,000.00 was paid on February 18, 2004;

(b)      On or before November 29, 2005

                  (i) The Optionee incurring Expenditures of $75,000 CDN on the property;

                  (ii) Upon 1st Anniversary payment of $10,000 CDN

(c) On or before November 29th, 2006

                  (i) Optionee incurring Expenditures of $100,000 CDN on the Property in addition to the expenditures referred to in clause (b)(i);

                  (ii)     Upon 2nd Anniversary payment of $10,000 CDN



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(d) On or before November 29th, 2007

                  (i) The Optionee incurring Expenditures of $100.000 CDN on the Property in addition to the expenditures referred to in clauses (b)(i) and (c)(i)

                  (ii)     Upon 3rd Anniversary payment of $10,000 CDN


(e) On or before November 29th, 2008

                  (i) The Optionee incurring Expenditures of $125,000 CDN on the Property in addition to the expenditures referred to in clauses (b)(i), (c)(i) and (d)(i) hereof;

                  (ii)     Upon 4th Anniversary payment of $15,000 CDN


(f) On or before November 29th, 2009

                  (i) The Optionee incurring Expenditures of $125,000 CDN on the Property in addition to the expenditures referred to in clauses (b)(i), (c)(i), (d)(i) and
                           (e)(i) hereof;

                  (ii)     Upon 5th Anniversary payment of $15,000 CDN

Following which the Optionee shall be deemed to have exercised the Option (the "Exercise Date") and shall be entitled to an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Optionor to receive the NSR.
The Property individually known as the Taylor Claims as more particularly described in Schedule "A". The Optionee has the one time right exercisable for 90 days following completion of a bankable feasibility study to buy the (1%) Optionor NSR interest for $1,000,000 CDN. The right to purchase the said NSR interest shall be exercised by the Optionee providing the Optionor with notice of the purchase accompanied by payment in the amount of $1,000,000 CDN.

The Optionor and Optionee understand and confirm that all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the Option during such period, shall be carried over and included in the aggregate amount of Expenditures for the subsequent period.


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Notwithstanding paragraphs (b)(i)(ii),  (c)(i)(ii),  (d)(i)(ii), (e)(i)(ii), and
(f)(i)(ii) if the Optionee has not incurred the requisite Expenditures to maintain its option in good standing prior to November 29th of any given year, the Optionee may pay to the Optionor within 60 days following the expiry of such period, the amount of the deficiency and such amount shall thereupon be deemed to have been Expenditures incurred by the Optionee during such period.

         (g) The doing of any act or the incurrence of any cash payments by the Optionee shall not obligate the Optionee to do any further acts or make any further payments

         (h) The Property individually know as Taylor Claims as more particularly described in Schedule "A". The cash consideration referred to in this Section 4 will not change if project is terminated."


         2. Effect of Amendment. Other than as expressly amended in this Amendment, all the other terms and provisions of the Property Option Agreement shall remain in full force and effect.

         3. Reference. On and after the date hereof, each reference in the Property Option Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Property Option Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Property Option Agreement, as amended by this Amendment.

         4. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.




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         IN WITNESS  WHEREOF,  the parties have executed this Amendment No. 1 to the Property Option Agreement as of the date first written above.

                                                     Randy Polischuk



                                                      Per: /s/ Randy Polischuk
                                                              Randy Polischuk



                                                     American Goldrush Corp.



                                                     Per: /s/ Ronald Blomkamp
                                                              Ronald Blomkamp